Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

National Rural Utilities Cooperative Finance Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia
March 28, 2019